Exhibit 11





                   COMPUTATION OF PER SHARE EARNINGS

     The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's Cafeterias, Inc. for the three months ended November 30, 1996 and 1995.

    Three months ended November 30, 1996

         23,892,819 x shares outstanding for 30 days      716,784,570
         23,666,720 x shares outstanding for 31 days      733,668,320
         23,281,927 x shares outstanding for 30 days      698,457,810
                                                        _____________
                                                        2,148,910,700
         Divided by number of days in the period                   91
                                                        _____________
                                                           23,614,403

    Three months ended November 30, 1995:

         23,313,132 x shares outstanding for 21 days      489,575,772
         23,315,089 x shares outstanding for 21 days      489,616,869
         23,320,721 x shares outstanding for 18 days      419,772,978
         23,331,311 x shares outstanding for  8 days      186,650,488
         23,334,503 x shares outstanding for 23 days      536,693,569
                                                        _____________
                                                        2,122,309,676
         Divided by number of days in the period                   91
                                                        _____________
                                                           23,322,084